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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 30, 2001


                               Arch Wireless, Inc.
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               (Exact Name of Registrant as Specified in Charter)


               Delaware                           000-23232/001-14248                         31-1358569
---------------------------------------    -----------------------------------     ---------------------------------
     (State or Other Jurisdiction                     (Commission                          (I.R.S. Employer
          of Incorporation)                          File Numbers)                       Identification No.)

                      1800 West Park Drive, Suite 250                                           01581
                              Westborough, MA
-----------------------------------------------------------------------------      ---------------------------------
                  (Address of Principal Executive Offices)                                    (Zip Code)
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Registrant's telephone number, including area code: (508) 870-6700



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Item 5.  OTHER EVENTS.

     COMPLETION OF SMR LICENSE TRANSFER TO NEXTEL

     On May 30, 2001, Arch Wireless, Inc. ("Arch") completed the transfer of certain 800 and 900 MHz Specialized Mobile Radio channel licenses (the "SMR
Licenses") to an affiliate of Nextel Communications, Inc. in satisfaction of the previously announced agreement between the two companies. The transfer followed receipt of regulatory approval from the Federal Communications Commission (the
"FCC") on May 25, 2001.

     In February 2001, pursuant to the terms of the agreement and pending regulatory approval of the transfer, the Nextel affiliate made two loans to AWI
Spectrum Co., LLC, an indirect subsidiary of Arch ("Spectrum"): a secured loan in the principal amount of $175 million and an unsecured loan in the principal amount of $75 million, each of which bore interest at LIBOR plus 3.25%.

     Spectrum used the proceeds from the $175 million secured loan to purchase the SMR Licenses from the subsidiary of Arch that held the SMR Licenses. A substantial portion of the proceeds from the $75 million unsecured loan from the Nextel affiliate was used by Spectrum to purchase shares of Series F 12%
Redeemable Cumulative Junior Preferred Stock of Arch (the "Series F Preferred
Stock").

     Following FCC approval, the Nextel affiliate acquired the SMR Licenses from Spectrum for an aggregate purchase price of $175 million. The principal amount of the secured loan was repaid by Spectrum by offsetting the purchase price for the SMR Licenses against such loan. Spectrum also delivered 43,219 shares of Series F Preferred Stock in satisfaction of the accrued interest on the secured loan. The principal amount and accrued interest under the $75 million unsecured loan was repaid by Spectrum through the exchange of 750,000 shares of Series F
Preferred Stock. The transfers of the SMR Licenses and the shares of Series F
Preferred Stock satisfied all of Arch's loan obligations under the secured and unsecured loans.





Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

     EXHIBIT NO.    DESCRIPTION
     -----------    -----------

        99.1 Press release dated May 31, 2001 announcing the completion by the Registrant of the sale of SMR spectrum licenses to Nextel Communications, Inc.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 12, 2001                  ARCH WIRELESS, INC.

                                      By: /s/ Gerald J. Cimmino
                                         --------------------------------------
                                         Name:  Gerald J. Cimmino
                                         Title:  Vice President and Treasurer



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                                  EXHIBIT INDEX



    EXHIBIT NO.     DESCRIPTION
    -----------     -----------

       99.1 Press release dated May 31, 2001 announcing the completion by the Registrant of the sale of SMR spectrum licenses to Nextel Communications, Inc.